Exhibit 10.3

Prepared by and return to:

ROBERT W. REARDON

MORRIS, MANNING & MARTIN, LLP

1600 ATLANTA FINANCIAL CENTER

3343 PEACHTREE ROAD

ATLANTA, GA  30326

DEED TO SECURE DEBT

AND SECURITY AGREEMENT

STATE OF GEORGIA

COUNTY OF FULTON

THIS DEED TO SECURE DEBT AND SECURITY AGREEMENT (“Deed”), made and entered into as of the 21st day of FEBRUARY, 2012, by and between NORTHRIDGE PARKWAY, LLC, a Georgia limited liability company (“Grantor”), having a business address at 450 Northridge Parkway, Suite 302, Atlanta, GA  30350, and PAUL J. A. VAN HESSEN, an individual residing in The Netherlands (together with his successors and assigns, “Grantee”), having a business address at Frederikstraat 19C, The Hague, 2514 La Holland, The Netherlands, with copy to Reuven M. Bisk, Esq., 3120 Southwest Freeway, Suite 320, Houston, TX  77098.

W I T N E S S E T H :

THAT, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the indebtedness and other obligations hereinafter set forth, Grantor has granted, bargained, sold and conveyed, and does hereby grant, bargain, sell and convey, unto Grantee the following property (collectively, the “Premises”), to-wit:

a.             All that certain tract or parcel of land (the “Land”) lying and being in Fulton  County, Georgia and being more particularly described in Exhibit “A” attached hereto and incorporated herein by this reference; and

b.             All buildings, structures and other improvements of every kind and nature whatsoever now or hereafter situated on the Land; and all machinery, equipment, fixtures, appliances and building, construction, development and landscaping supplies and materials now or hereafter placed on or in the Land; and all of the things addressed in this paragraph (b), whether generally or specifically, shall be deemed to be fixtures and accessions to the freehold and a part of the Land as between the parties hereto and all persons claiming, by, through or under either of them; and

c.             All and singular the easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, estates, rights, titles, interests, minerals, royalties, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way now or hereafter belonging, relating or appertaining to the Land or the improvements now or hereafter located thereon, or any part thereof, whether now owned or hereafter acquired by Grantor, and the reversion or reversions, remainder and remainders, rents, issues and profits thereof; and all right to receive excess payments in any tax sale of the Land and the improvements now or hereafter located thereon, or any part thereof; and all the estate, right, title, interest, claim and demand whatsoever of Grantor of, in and to the same; and

d.             Any and all rents which are now due or may hereafter become due by reason of the renting, leasing and bailment of the Land or the improvements now or hereafter located thereon, or any part thereof; and

e.             All right, title and interest of Grantor in, to and under all franchise agreements, management contracts, service contracts, utility contracts, leases of equipment, documents, agreements and approvals relating to the construction of any improvements on the Land (including any and all construction contracts, architectural contracts, engineering contracts, designs, plans, specifications, drawings, surveys, tests, reports, bonds and zoning and other governmental approvals) and all other contracts, licenses and permits now or hereafter affecting the Land or any part thereof and all  guaranties and warranties with respect to any of the foregoing;

f.              Any and all awards or payments, including interest thereon, and the right to receive the same, as a result of (i) the exercise of the right of eminent domain, (ii) the alteration of the grade of any street, or (iii) any other injury to the taking of, or decrease in the value of, the Land or the improvements now or hereafter located thereon;

TO HAVE AND TO HOLD all the Premises to the use, benefit and behoof of the Grantee, its successors and assigns, in FEE SIMPLE forever.  Grantor warrants that Grantor has good title to the Premises, and is lawfully seized and possessed of the Premises and every part thereof, and has the right to convey same; that the Premises are unencumbered; and the Grantor will forever warrant and defend the title to the Premises unto Grantee against the claims of all persons whomsoever.

This instrument is a deed and security agreement passing legal title to the Premises to Grantee pursuant to the laws of the State of Georgia governing loan or security deeds and security agreements, and is not a mortgage; and is made and intended to secure the following described indebtedness, terms, provisions and conditions herein described and set forth, in such order or priority as Grantee may elect (all of which present and future indebtedness are hereinafter collectively referred to as the “Secured Indebtedness”):

a.             Payment of the debt evidenced by that certain Promissory Note (herein called the “Note”), dated February 21, 2012, made by Grantor payable to the order of Grantee in the original principal face amount of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00), with the final payment being due on or before February 21, 2013; together with any and all renewals and/or extensions or renewals of the indebtedness evidenced by the Note together with the performance and discharge of each and every obligation of Grantor set forth in the Note.

b.             Payment of all other sums, with interest thereon, becoming due or payable to Grantee under the provisions hereof or the provisions of any other instrument executed by Grantor for the purpose of further securing, or otherwise executed in connection with, the indebtedness represented by the Note;

c.             Due, prompt and complete observance and performance of each and every obligation, covenant and agreement of Grantor contained herein, in that certain Loan Agreement of even date herewith by and between Grantor and Grantee (the “Loan Agreement”), or in any other instrument executed by Grantor for the purpose of further securing, or otherwise executed in connection with, the indebtedness represented by the Note;

d.             Such additional sums with interest thereon as may be hereafter borrowed from Grantee, its successors or assigns, by the then record owner or owners of the Premises when evidenced by another Promissory Note or notes, which are by the terms thereof secured by this Deed; and

e.             Any and all other indebtedness, obligations and liabilities of any kind, of Grantor to Grantee, now or hereafter existing, absolute or contingent, joint and/or several, due or not due, secured or unsecured, arising by operation of law or otherwise or direct or indirect including indebtedness, obligations and liabilities to Grantee of Grantor as a member of any partnership, syndicate or association or other group and whether incurred by Grantor as principal, surety, endorser, guarantor, accommodation party or otherwise, and any obligations which give rise to an equitable remedy for breach of performance if such breach gives rise to an obligation by Grantor to pay Grantee.

Grantor covenants and agrees as follows:

ARTICLE I

1.1           Payment of Secured Indebtedness.  Grantor shall pay to Grantee the Secured Indebtedness with interest thereon as and when the same becomes due and payable in accordance with the terms thereof.

1.2           Payment of Taxes, Etc.  Grantor shall pay, when due and payable, (a) all taxes,

assessments, general or special, and other charges levied on, or assessed, placed or made against the Premises, this Deed, the Note or the Secured Indebtedness or any interest of the Grantee in the Premises or the obligations secured hereby; and (b) premiums on policies of fire and other hazard insurance covering the Premises, as required in Section 1.3 herein.  If Grantor fails to promptly make any such payment, then Grantee may, at its option, make such payment, without notice, and the amount so advanced shall become part of the Secured Indebtedness and shall bear interest from the date advanced at the rate of interest from time to time in effect in the Note for principal.  If, in the opinion of Grantee, any state, federal, municipal or other governmental law, order, rule or regulation prohibits Grantor from paying any such tax, assessment or other charge or would penalize Grantee if Grantor were to make such payment, or if, in the opinion of Grantee, the making of such payment might result in the imposition of interest beyond the maximum amount permitted by applicable law, then the Secured Indebtedness shall, at the option of Grantee, become immediately due and payable.

1.3           Insurance.  (a)  Grantor shall maintain public liability insurance with coverages and amounts acceptable to Grantee.  Grantor shall keep improvements (if any) on the Premises insured for the benefit of Grantee against loss or damage by fire, lightning, windstorm, hail, collapse, explosion, malicious mischief, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke and such other hazards as Grantee may from time to time require, all in amounts approved by Grantee not exceeding 100% of full insurable value.  All insurance herein provided for shall be in form and with companies approved by Grantee; and, regardless of the types or amounts of insurance required and approved by Grantee, Grantor shall assign and deliver to Grantee, as collateral and further security for the payment of the Secured Indebtedness, all policies of insurance which insure against any loss or damage to the Premises, with loss payable to Grantee, without contribution, pursuant to the New York Standard or other mortgagee clause satisfactory to Grantee.  If Grantee, by reason of such insurance, receives any money for loss or damage, such amount shall, at the option of Grantee, either be disbursed for the repair and restoration of the Premises in accordance with and subject to the conditions for disbursement that Grantee would customarily impose as a prudent lender in a construction or development loan, or retained by Grantee and applied toward payment of the Secured Indebtedness.  Grantee shall in no event be obligated to see to the proper application of any amount paid over to Grantor.

(b)           Not less than twenty (20) days prior to the expiration date of each policy of insurance required of Grantor pursuant to this paragraph 1.3, and of each policy of insurance held as additional collateral to secure the Secured Indebtedness, Grantor shall deliver to Grantee a renewal policy or policies marked “premium paid” or accompanied by other evidence of payment satisfactory to Grantee.

(c)           In the event of a foreclosure of this Deed, the purchaser of the Premises shall succeed to all the rights of Grantor in and to all policies of insurance required by this paragraph 1.3 and all policies of insurance assigned or delivered to Grantee regardless of whether or not required by this  1.3, including without limitation the right to unearned premiums.

1.4           Condemnation.  Notwithstanding any taking of, injury to, or decrease in the value of, any portion of the Premises by or as the result of eminent domain, the alteration of the grade of any street, or any other public or quasi-public action, Grantor shall continue to pay principal and interest on the Secured Indebtedness, and any reduction in the Secured Indebtedness resulting from the application by Grantee of any award or payment for such taking, alteration, injury or decrease in value of the Premises shall be deemed to take effect only on the date of such receipt.  Any such award or payment may, at the option of Grantee, be retained and applied by Grantee toward payment of the Secured Indebtedness, or be paid over, wholly or in part, to Grantor for the purpose of altering, restoring or rebuilding any part of the Premises which may have been altered, damaged or destroyed as a result of any such taking, alteration of grade, or other injury to the Premises, or for any other purpose or object satisfactory to Grantee, but Grantee shall not be obligated to see to the application of any amount paid over to Grantor.  If, prior to the receipt by Grantee of such award or payment, the Premises shall have been sold on foreclosure of this Deed, Grantee shall have the right to receive said award or payment to the extent of any deficiency found to be due upon such sale, whether or not a deficiency judgment on this Deed shall have been sought or recovered or denied, together with legal interest thereon and the costs (including reasonable attorney’s fees) incurred by Grantee in the obtaining and collection of such award or payment.

1.5           Care of Premises.  Grantor shall maintain the Premises in good condition and repair, shall not commit or suffer any waste to the Premises, and shall comply with, or cause to be complied with, all restrictive covenants, statutes, ordinances and requirements of any governmental authority relating to the Premises and the use thereof or any part thereof.  Grantor shall promptly repair, restore, replace or rebuild any part of the Premises, now or hereafter encumbered by this Deed, which may be affected by any proceeding of the character referred to in paragraph 1.4 hereof.  No part of the Premises, including, but not limited to, any building, structure, parking lot, driveway, landscape scheme, timber or other ground improvement, equipment or other property, now or hereafter conveyed as security by or pursuant to this Deed, shall be removed, demolished or materially altered without the prior written consent of Grantee.  Grantor shall complete, within a reasonable time, and pay for any building, structure or other improvement at any time in the process of construction on the property herein conveyed.  Grantor shall not initiate, join in or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restrictions limiting or defining the uses which may be made of the Premises or any part thereof.  Grantee and any persons authorized by Grantee shall have the right to enter and inspect the Premises at all reasonable times and access thereto shall be permitted for that purpose.

1.6           Security Agreement.  (a) This Deed shall also constitute a security agreement within the meaning of the Uniform Commercial Code of the State of Georgia (the “Code”) with respect to all the following:  (i) all sums of Grantor on deposit with Grantee from time to time (the “Deposits”); (ii) all income received from the sale of all or any portion of the Land (the “Sales Income”); (iii) all fixtures and personal property included (whether generally or specifically) in the definition of “Premises” set forth herein and now or hereafter acquired by Grantor, and all replacements, substitutions and additions thereto (the “Fixtures and Personalty”); (iv) all franchise agreements, management contracts, service contracts, utility contracts, leases of equipment, documents, agreements and approvals relating to the construction of any improvements on the Land (including any and all construction contracts, architectural contracts, engineering contracts, designs, plans, specifications, drawings, surveys, tests, reports, bonds and zoning and other governmental approvals) and all other contracts, licenses and permits now or hereafter affecting the Land or any part thereof and all  guaranties and warranties with respect to any of the foregoing (the “Improvement Documents”); and (v) all proceeds (including cash and insurance proceeds and proceeds of proceeds) of all of the foregoing (all such Deposits, Sales Income, Fixtures and Personalty, Improvement Documents and proceeds are collectively referred to herein as the “Collateral”).  Grantor hereby grants to Grantee a security interest in and to the Collateral and every component thereof, and does hereby transfer and assign to Grantee all of Grantor’s right, title and interest in and to the Collateral and every component thereof, to secure the payment of the Secured Indebtedness as and when the same becomes due and payable.  With respect to the Fixtures and Personalty, while an Event of Default is continuing, Grantee shall also have the right (i) to proceed against the Fixtures and Personalty in accordance with Grantee’s rights and remedies with respect to the real property, in which event the provisions of the Code shall not govern the default and Grantee’s remedies, or (ii) to proceed against the Fixtures and Personalty separately from the real property.  When proceeding against any of the Collateral under the provisions of the Code, ten (10) days’ notice of Grantee’s determination to proceed against such Collateral shall be deemed reasonable notice.  The reasonable expenses of retaking, holding, preparing for sale and selling the Collateral shall be deemed to include (without limitation) reasonable attorneys’ fees.  Grantor agrees not to remove any of the Fixtures and Personalty from the Premises without the prior written consent of Grantee; provided, however, that Grantor may sell or otherwise dispose of obsolete, inadequate, useless or unserviceable items of the Fixtures and Personalty in the ordinary course of its management and operation of the Premises without Grantee’s consent.  At the request of Grantee from time to time, Grantor will provide Grantee with an inventory or schedule of all of the Collateral.

(b)           Grantor further covenants and agrees that all of the Fixtures and Personalty are and shall be owned by Grantor and, except as disclosed to and approved by Grantee in writing, shall not be the subject matter of any lease or other instrument, agreement or transaction whereby the ownership or beneficial interest thereof or therein shall be held by any person or entity other than Grantor, nor shall Grantor create or cause to be created any security interest covering any such property other than the security interest created herein in favor of Grantee.

1.7           Further Assurances.  Grantor shall execute and deliver (and pay the costs of preparation and recording thereof) to Grantee and to any subsequent holder from time to time, upon demand, any further instrument or instruments, including, but not limited to, security deeds, security agreements, financing statements, assignments and renewal and substitution notes, so as to reaffirm, to correct and to perfect the evidence of the Secured Indebtedness and the legal security title of Grantee to all or any part conveyed, later substituted for, or acquired subsequent to the date of this Deed and extensions or modifications thereof.  Grantor, upon request, made either personally or by mail, shall certify by a writing, duly acknowledged, to Grantee or to any proposed assignee of this Deed, the amount of principal and interest then owing on the Secured Indebtedness and whether or not any offsets or defenses exist against the Secured Indebtedness, within five (5) business days in case the request is made personally, or within ten (10) days after the mailing of such request in case the request is made by mail.

1.8           Expenses.  Upon demand Grantor shall pay, or reimburse Grantee for the payment of, all actual attorneys’ fees, costs and expenses incurred by Grantee in any suit, action, legal proceeding or dispute of any kind in which Grantee is made a party or appears as party plaintiff or defendant, affecting the Secured Indebtedness, this Deed or the rights and interest created herein, or the Premises, including without limitation the exercise of the power of sale contained in this Deed, any condemnation action involving the Premises or any action to protect the security hereof; and any such amounts paid by Grantee shall be added to the indebtedness secured by this Deed.

1.9           Subrogation.  Grantee shall be subrogated to the claims and liens of all parties whose claims or liens are discharged or paid with the proceeds of the Secured Indebtedness or otherwise discharged or paid by Grantee.  Grantor waives all rights of subrogation until all indebtedness and obligations secured hereby have been paid in full.

1.10         Transfer of the Premises.  Grantor shall not sell, transfer, lease, let, mortgage, pledge, encumber, create a security interest in, or otherwise hypothecate all or any part of the Premises without Grantor’s prior written consent.

1.11         Limit of Validity.  If from any circumstance whatsoever the fulfillment of any provision of this Deed, the Note or the Loan Agreement, at the time that the performance of such provision is due, involves transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Deed, the Note or the Loan Agreement that is in excess of the applicable limit of such validity, but such obligation shall be fulfilled to the limit of such validity.  The provisions of this paragraph 1.11 shall control every other provision of this Deed, the Note and the Loan Agreement.

1.12         Status of Title.  Grantor represents and warrants that it is the lawful owner of the Premises in fee simple, subject to no liens or encumbrances, except for covenants, conditions, restrictions, easements and rights-of-way of record, if any.  Grantor represents and warrants that it has full right, power and authority to convey and mortgage the Premises and to execute this Deed.  Grantor also agrees to protect, preserve and defend its interest in the Premises and title thereto, including full performance of any prior claim or lien; to appear and defend this Deed in any action or proceeding affecting or purporting to affect the Premises, the lien of this Deed thereon or any of the rights of Grantee hereunder, and to pay all costs and expenses incurred by Grantee in or in connection with any such action or proceeding, including reasonable attorneys’ fees, whether any such action or proceeding progresses to judgment and whether brought by or against Grantee.  Grantee shall be reimbursed for any such costs and expenses in accordance with the provisions of paragraph 1.8 hereof.  Grantee may, but shall not be under any obligation to, appear or intervene in any such action or proceeding and retain counsel therein and defend the same or otherwise take such action therein as it may deem advisable or may settle or compromise the same and, for any of such purposes, may expend and advance such sum of money as it may deem necessary, and Grantee shall be reimbursed therefore in accordance with the provisions of Paragraph 1.8 hereof.

1.13         Representations and Warranties of Grantor.  Grantor hereby represents and warrants as follows:

a.             That this Deed, the Note and all other instruments executed and delivered to Grantee concurrently herewith were executed in accordance with the requirements of law and are valid, binding and enforceable in accordance with their terms.

b.             That the execution of this Deed, the Note and any other instrument executed and delivered to Grantee in connection with this transaction, and the full and complete performance of the provisions thereof, will not result in any breach of, or constitute a default under, any indenture, mortgage, bank loan or credit agreement or other instrument to which Grantor is a party or by which Grantor is bound, and will not result in the creation of any lien, charge or encumbrance (other than those contained herein or in any instrument delivered to Grantee in connection with this transaction) upon any Premises or assets of Grantor.

c.             That as of the date of execution of this Deed it is the sole owner of the Premises.

d.             The improvements on the Premises, existing and proposed, and their intended use will, when completed, comply fully with all applicable environmental, air quality, zoning, planning, building, subdivision and other governmental laws and requirements.  Grantor specifically warrants that the existing improvements on each Premises comply with the applicable zoning ordinance.

e.             The Premises is composed of one or more whole tax parcels with a separate tax assessment, independent of any land or improvements not encumbered by this Deed.

f.              There is no litigation pending or, to the best of Grantor’s knowledge, threatened against the Premises.  There is no litigation pending or, to the best of Grantor’s knowledge, threatened against Grantor, which might, so far as Grantor can now foresee, have a material adverse effect on Grantor’s ability to repay the Note or to perform the provisions of this Deed or of any other document evidencing, securing or executed in connection with this transaction.  Grantor has disclosed all litigation pending and threatened against Grantor to Grantee in writing, and will disclose all future such litigation to Grantee in writing within thirty (30) days of its receipt of notice thereof.

g.             The Premises complies in all material respects with applicable subdivision laws, ordinances, regulations, rules and other requirements.

h.             Grantor is not in default with respect to any existing indebtedness or obligation.

i.              Grantor has the power and authority to enter into and perform all terms and conditions of this Deed, the Note, and all other documents evidencing, securing or executed in connection with this transaction, and to incur the obligations herein and therein provided for.

j.              Grantor has not made any agreement or taken any action which may cause anyone to become entitled to a commission or finder’s fee as a result of the making of any loan to

Grantor by Grantee.

1.14         Extensions and Modifications.  From time to time, without affecting the obligation of Grantor or Grantor’s successors or assigns to pay the sums secured by this Deed and to observe the covenants of Grantor contained herein, without affecting the guaranty of any person, corporation, partnership or other entity for payment of indebtedness secured hereby, and without affecting the lien or priority of lien hereof on the Premises, Grantee may, at Grantee’s option, without giving notice to or obtaining the consent of Grantor, Grantor’s successors or assigns or of any other lienholders or guarantors, and without liability on Grantee’s part, extend the time for payment of said indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of said indebtedness, accept a renewal Note or notes therefor, modify the terms and time of payment of said indebtedness, release from this Deed any part of the Premises, take or release other or additional security, reconvey any part of the Premises, consent to the granting of any easement or dedication, join in any extension or subordination agreement and agree in writing with any person obligated to pay the same to modify the rate of interest or period of amortization of the indebtedness secured hereby or change the amount of the installments payable thereon.  Grantor shall pay Grantee a reasonable service charge, together with such title insurance premiums and attorneys’ fees as may be incurred at Grantee’s option, for any such action if taken at Grantor’s request.

ARTICLE II

2.1           Events of Default.  Each of the following events shall constitute an “Event of Default” under this Deed:

a.             should Grantor fail to pay the Secured Indebtedness or any part thereof when due;

b.             should any warranty or representation of Grantor herein contained prove untrue or misleading in any material respect;

c.             should the Premises be subject to actual or threatened waste, or any part thereof be removed, demolished or materially altered so that the value of the Premises be diminished except as provided for in  1.4;

d.             should any federal tax lien or claim of lien for labor or material be filed of record against Grantor or against the Premises and not be removed by payment or bond within thirty (30) days from date of recording;

e.             should a third party assert the priority of a lien, security interest, or security deed over that of this Deed in any legal proceeding;

f.              Should Grantor fail to keep, observe, perform, carry out and execute in every particular the covenants, agreements, obligations and conditions set out in, or should a breach, default event of default or failure of condition or performance (however denominated), occur under, this Deed, the Note, the Loan Agreement, or any other document or instrument securing or given with respect to the Secured Indebtedness (this Deed, the Note, the Loan Agreement and all such other documents and instruments are collectively referred to herein as the “Loan Documents”);

g.             should there occur any sale, transfer, leasing, or encumbering of all or any portion of the Premises without the prior written consent of Grantee, which consent may be withheld or delayed in the sole discretion of Grantee;

h.             should there occur any change in the legal or equitable ownership of Grantor or in the legal or equitable ownership of, or the management of, the Premises without Grantee’s prior written consent;

i.              if the holder of any lien or security interest on the Premises (without hereby implying Grantee’s consent to the existence, placing, creating or permitting of any such lien or security interest) institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

2.2           Enforcement, etc.  If an Event of Default occurs and is continuing, Grantee may do any one or more of the following:

a.             enter upon and take possession of the Premises, with or without the appointment of a receiver or an application therefor, employ a managing agent of the Premises and let the same, either in its own name, or in the name of Grantor, and receive the rents, incomes, issues and profits of the Premises and apply the same, after payment of all necessary charges and expenses, on account of the Secured Indebtedness; and Grantor will transfer and assign to Grantee, in form satisfactory to Grantee, Grantor’s interest as lessor in any lease now or hereafter affecting the whole or any part of the Premises;

b.             pay any sums in any form or manner deemed expedient by Grantee to protect the security of this instrument or to cure any Event of Default other than payment of interest or principal on the Secured Indebtedness; make any payment hereby authorized to be made according to any bill, statement or estimate furnished or procured from the appropriate public officer or the party claiming payment without inquiry into the accuracy or validity thereof, and the receipt of any such public officer or party in the hands of Grantee shall be conclusive evidence of the validity and amount of items so paid, in which event the amounts so paid, with interest thereon from the date of such payment at the default rate of interest specified in the Note shall be added to and become a part of the Secured Indebtedness and be immediately due and payable to Grantee; and Grantee shall be subrogated to any encumbrance, lien, claim or demand, and to all the rights and securities for the payment thereof, paid or discharged with the principal sum secured hereby or by Grantee under the provisions hereof, and any such subrogation rights shall be additional and cumulative security to this instrument;

c.             without notice (except as provided in the Loan Agreement), demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action, all of which are hereby waived by Grantor and all other parties obligated in any manner whatsoever on the Secured

Indebtedness, declare the entire unpaid balance of the Secured Indebtedness immediately due and payable; and upon such declaration, the entire unpaid balance of the Secured Indebtedness shall be immediately due and payable. Notwithstanding anything to the contrary contained in or inferable from any provision hereof, upon the occurrence of an Event of Default as defined in subparagraph 2.1(l) herein, the principal balance, the unpaid accrued interest under the Note and any other accrued but unpaid portion of the Secured Indebtedness shall be automatically and immediately due and payable in full without the necessity of any action on the part of the Grantee.

d.             declare the entire Secured Indebtedness immediately due, payable and collectible, regardless of maturity, and, in that event, the entire Secured Indebtedness shall become immediately due, payable and collectible; and thereupon, Grantee may sell and dispose of the Premises at public auction, at the usual place for conducting sales at the courthouse in the county where the Premises or any part thereof may be located, to the highest bidder for cash, first advertising the time, terms and place of such sale by publishing a notice thereof once a week for four (4) consecutive weeks (without regard to the actual number of days) in a newspaper in which sheriff’s advertisements are published in said county, all other notice being hereby waived by Grantor; and Grantee may thereupon execute and deliver to the purchaser at said sale a sufficient conveyance of the Premises in fee simple, which conveyance may contain recitals as to the happening of the default upon which the execution of the power of sale, herein granted, depends, and said recitals shall be presumptive evidence that all preliminary acts prerequisite to said sale and deed were in all things duly complied with; and Grantee, its agents, representatives, successors or assigns, may bid and purchase at such sale and may apply such bid as a credit against the Secured Indebtedness; and Grantor hereby constitutes and appoints Grantee or its assigns as agent and attorney-in-fact to make such recitals, sale and conveyance, and all of the acts of such attorney-in-fact are hereby ratified, and Grantor agrees that such recitals shall be binding and conclusive upon Grantor and that the conveyance to be made by Grantee, or its assigns (and in the event of a deed in lieu of foreclosure, then as to such conveyance) shall be effectual to bar all right, title and interest, equity of redemption, including all statutory redemption, homestead, dower, curtesy and all other exemptions of Grantor, or its successors in interest, in and to said Premises; and Grantee, or its assigns, shall collect the proceeds of such sale, reserving therefrom all unpaid Secured Indebtedness with interest then due thereon, and all amounts advanced by Grantee for taxes, assessments, fire insurance premiums and other charges, with interest at the rate of interest specified in the Note thereon from date of payment, together with all costs and charges for advertising, and commissions for selling the Premises, and actual attorney’s fees, and pay over any surplus to Grantor (or in the event of a deficiency Grantor shall immediately on demand from Grantee pay over to Grantee, or its nominee, an amount equal to such deficiency); and Grantor agrees that in case of a foreclosure sale, as herein provided, Grantor or any person in possession under Grantor shall then become and be tenants at sufferance, and shall forthwith deliver possession to the purchaser at such sale, or be summarily dispossessed in accordance with the provisions of law applicable to tenants at sufferance; the power and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise as long as any portion of the Secured Indebtedness remains unpaid or any other indebtedness or obligation secured hereby remains unpaid or unperformed, and are in addition to any and all other remedies which Grantee may have at law or in equity;

e.             Exercise any and all rights accruing to a secured party under this Deed, the

Code and any other applicable law.

2.3           Receiver.  Grantee, in any action to foreclose this Deed, or upon any Event of Default, shall be at liberty to apply for the appointment of a receiver of the rents and profits of  the Premises without notice, and shall be entitled to the appointment of such a receiver as a matter of right, without consideration of the value of the Premises as security for the amounts due the Grantee, or the solvency of any person or corporation liable for the payment of such amounts.

2.4           Sale in Parcels.  In case of any sale under this Deed by virtue of the exercise of the power herein granted, or pursuant to any order in any judicial proceedings or otherwise, at the election of Grantee the Premises or any part thereof may be sold in one parcel and as an entirety, or in such parcels, manner or order as Grantee in its sole discretion may elect, and one or more exercises of the powers herein granted shall not extinguish or exhaust the power unless the entire Premises are sold or the Secured Indebtedness paid in full.

2.5           Waiver of Homestead.  Grantor hereby waives and renounces all right of homestead exemption in the Premises provided by the Constitution or Laws of the United States, the State of Georgia, or any other State in the United States.

2.6           Grantee’s Right to Sue.  Grantee shall have the right from time to time to sue for any sums, whether interest, principal or any installment of either or both, taxes, penalties, or any other sums required to be paid under the terms of this Deed, as the same become due, without regard to whether or not all of the Secured Indebtedness shall be due on demand, and without prejudice to the right of Grantee thereafter to enforce any appropriate remedy against Grantor, including an action of foreclosure, or any other action, for a default or defaults by Grantor existing at the time such earlier action was commenced.

2.7           No Obligation to Marshal Assets.  In realizing upon the security and collateral for the Secured Indebtedness during the subsistence of an Event of Default, Grantee shall have no obligation whatsoever to marshal assets, or to realize upon all of such security and collateral; rather, Grantee shall have the right to realize upon all or any part of such collateral from time to time as Grantee deems appropriate.

2.8           Rights Cumulative.  The rights of Grantee, granted and arising under the clauses and covenants contained in this Deed and the other Loan Documents, shall be separate, distinct and cumulative of other powers and rights herein granted and all other rights which Grantee may have at law or in equity, and none of them shall be in exclusion of the others; and all of them are cumulative to the remedies for collection of indebtedness, enforcement of rights under security deeds, and preservation of security as provided at law.  No act of Grantee shall be construed as an election to proceed under any one provision herein or under the Note or any of the other Loan Documents to the exclusion of any other provision, or an election of remedies to the bar of any other remedy allowed at law or in equity, anything herein or otherwise to the contrary notwithstanding.

2.9           Discontinuance of Proceedings.  If Grantee commences the enforcement of any right, power or remedy, whether afforded under this Deed or otherwise, and including without limitation foreclosure or entry upon the Premises, and such enforcement is then discontinued or abandoned for any reason, or is determined adversely to Grantee, then and in every such case Grantor and Grantee shall be restored to their former positions and rights hereunder, without waiver of any Event of Default and without novation, and all rights, powers and remedies of Grantee shall continue as if no such enforcement had been commenced.

2.10         Deficiency; Liabilities and Rights After Default.  To the extent permitted by law and by the Note, Grantor shall be and remain liable for any deficiency remaining after sale either pursuant to the Uniform Commercial Code, the power of sale created hereby, or judicial foreclosure.  After default or breach, Grantor shall pay Grantee’s reasonable attorneys’ fees actually incurred, Grantee’s fees and its costs and expenses incurred as a result of said default or breach, and if suit is brought, all costs of suit, all of which sums shall be secured by this Deed.  Grantor’s statutory rights of reinstatement, if any, are expressly conditioned upon Grantor’s payment of all sums required under the applicable statute and performance of all required acts.

a.             Grantor represents and warrants to Grantee that neither all of the Premises nor any part thereof is to be used as a dwelling place by Grantor at the time this deed is entered into, and, accordingly, the notice requirements of O.C.G.A. Section 44-14-162.2 and 44-14-162.3 shall not be applicable to any exercise of the power of sale contained in this Deed.

b.             The interest of Grantee under this deed and the liability and obligation of Grantor for the payment of the Secured Indebtedness arise from a “commercial transaction” with the meaning of O.C.G.A. Section 44-14-260(1).

ARTICLE III

3.1           Successors and Assigns.  This Deed shall inure to the benefit of and be binding upon Grantor and Grantee and their respective successors and assigns.  (No right in Grantor to sell, transfer or encumber the Premises may be inferred from this.)

3.2           Terminology.  The words “Grantor” and “Grantee” shall include the successors and assigns of the parties hereto, and all those holding under either of them.  If more than one party shall execute this Deed, the term “Grantor” shall mean all parties signing, and each of them, and each agreement, obligation and Secured Indebtedness of Grantor shall be and mean the several as well as joint undertaking of each of them.  Pronouns used herein shall include both genders and both the singular and the plural, and the grammatical construction of sentences shall be deemed conformed thereto.

3.3           Captions for Convenience.  The captions and headings in this Deed have been provided for convenience only and shall not limit the scope or extent of any provision hereof.

3.4           Severability.  If any provision of this Deed should be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the validity, legality and enforceability of the remaining provisions of this Deed.

3.5           Applicable Law.  This Deed shall be governed by and construed in accordance with the laws of the State of Georgia.

3.6           Time of the Essence.  Time is of the essence of this Deed and each of the other Loan Documents.

3.7           Notice, Etc.  Notices and other communications hereunder shall be effective if given in accordance with the provisions of the Loan Agreement.

3.8           No Implied Waiver by Grantee.  No indulgence or departure at any time by the Grantee from any of the provisions hereof, or of any obligation hereby secured, shall modify the same or relate to the future or waive future compliance therewith by the Grantor.

3.9           WAIVER OF GRANTOR’S RIGHTS.  GRANTOR EXPRESSLY:  (1) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE DEBT AND THE POWER OF ATTORNEY GIVEN IN THIS DEED TO SECURE DEBT TO GRANTEE TO SELL THE PREMISES BY NON-JUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS DEED TO SECURE DEBT OR OTHER LOAN DOCUMENTS; (2) WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE FIFTH AND FOURTEENTH AMENDMENTS TO THE CONSTITUTION OF THE UNITED STATES, THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY PROVIDED TO GRANTEE, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE PROVIDED IN THIS DEED TO SECURE DEBT OR OTHER LOAN DOCUMENTS; (3) ACKNOWLEDGES THAT GRANTOR HAS READ THIS DEED TO SECURE DEBT AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS DEED TO SECURE DEBT AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR, AND GRANTOR HAS BEEN AFFORDED AN OPPORTUNITY TO CONSULT WITH COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS DEED TO SECURE DEBT; (4) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR; AND (5) AGREES THAT GRANTOR’S RIGHT TO NOTICE SHALL BE LIMITED TO THOSE RIGHTS TO NOTICE PROVIDED BY THIS DEED TO SECURE DEBT AND OTHER LOAN DOCUMENTS.

3.10         Usury Disclaimer.  Any provision contained herein or in the Note or in any other instrument now or hereafter evidencing, securing or otherwise relating to any secured indebtedness to the contrary notwithstanding, neither Grantee nor the holder of any other secured indebtedness shall be entitled to receive or collect, nor shall Grantor be obligated to pay, interest on any of the secured indebtedness in excess of the maximum rate of interest at the particular time in question, if any, which, under applicable law, Grantee is then permitted to charge Grantor on the Note (herein the “Maximum Rate”) provided that the Maximum Rate shall be automatically increased or decreased as the case may be, without notice to Grantor from time to time as of the effective time of each change in the Maximum Rate, and if any provision herein or in the Note or in such other instrument shall ever be construed or held to permit the collection or to require the payment of any amount of interest in excess of that permitted by applicable law, the provisions of this paragraph shall control and shall override any contrary or inconsistent provision herein or in the Note or in such other instrument.  The intention of the parties being to conform strictly to the usury limitations under applicable law, the Note, this Deed, and each other instrument now or hereafter evidencing or relating to any secured indebtedness shall be held subject to reduction to the amount allowed under said applicable law as now or hereafter construed by the courts having jurisdiction.

IN WITNESS WHEREOF, this Deed has been duly executed under seal by Grantor as of the day and year first above written.

Signed, sealed and delivered in the presence of:	GRANTOR:

NORTHRIDGE PARKWAY, LLC, a Georgia limited liability company
/s/ Maxine H. Anastasio
Witness	By:	Roberts Properties Residential, L.P., a Georgia
limited partnership, its sole manager
/s/ Catherine S. Moore
Notary Public		By:	Roberts Realty Investors, Inc., a Georgia
corporation, its sole general partner

(affix seal and commission expiration date)			By:	/s/ Charles R. Elliott
Name: Charles R. Elliott
Title: Chief Financial Officer and Secretary

[CORPORATE SEAL]

EXHIBIT “A”

TRACT ONE:

All that tract of land in Land Lots 25 and 26 of the 17th District, and in Land Lots 385 and 386 of the 18th District, Fulton County, Georgia, described as follows:

Beginning at a point at the intersection of the North right-of-way line of Northridge Parkway (right-of-way varies) with the West line of said Land Lot 385, said point being the True Point of Beginning; Running THENCE along said right-of-way line of Northridge Parkway, the following courses and distances: North 81 degrees 24 minutes 03 seconds West for a distance of 43.13 feet to a POINT; THENCE South 08 degrees 35 minutes 57 seconds West for a distance of 3.47 feet to a POINT; THENCE North 81 degrees 24 minutes 03 seconds West for a distance of 34.91 feet to a pk nail set; THENCE leaving said right-of-way North 09 degrees 32 minutes 31 seconds East for a distance of 33.22 feet to a pk nail set; THENCE North 20 degrees 22 minutes 20 seconds East for a distance of 53.01 feet to a pk nail set; THENCE North 35 degrees 10 minutes 51 seconds East for a distance of 92.75 feet to a pk nail set; THENCE North 00 degrees 08 minutes 26 seconds West for a distance of 129.97 feet to a 1/2”rebar found; THENCE North 00 degrees 04 minutes 15 seconds East for a distance of 157.44 feet to a 1/2”rebar found; THENCE North 53 degrees 35 minutes 55 seconds East for a distance of 137.24 feet to a 3/8”rebar found; THENCE North 62 degrees 58 minutes 05 seconds East for a distance of 167.53 feet to a 1”crimp top pipe; THENCE South 71 degrees 01 minute 34 seconds East for a distance of 51.67 feet to a 1” open top pipe; THENCE South 00 degrees 04 minutes 19 seconds West for a distance of 70.28 feet to a 3/8”rebar found; THENCE South 85 degrees 55 minutes 21 seconds East for a distance of 47.87 feet to a 1”crimp top pipe; THENCE South 85 degrees 26 minutes 22 seconds East for a distance of 49.98 feet to a 1/2”rebar found; THENCE South 85 degrees 33 minutes 17 seconds East for a distance of 149.90 feet to a 1/2”rebar found; THENCE South 85 degrees 01 minute 18 seconds East for a distance of 99.92 feet to a 1/2”rebar found; THENCE South 85 degrees 00 minutes 38 seconds East for a distance of 149.73 feet to a 1”rebar found; THENCE South 85 degrees 07 minutes 06 seconds East for a distance of 38.89 feet to a 1/2”rebar found; THENCE South 03 degrees 10 minutes 27 seconds West for a distance of 474.12 feet to a 1/2”rebar found on the North right-of-way line of said Northridge Parkway (right-of-way varies); Running THENCE along said right-of-way line of Northridge Parkway, the following courses and distances: South 66 degrees 55 minutes 55 seconds West for a distance of 38.49 feet to a POINT; THENCE along a curve to the right having a radius of 778.51 feet and an arc length of 432.82 feet, being subtended by a chord of South 82 degrees 40 minutes 19 seconds West for a distance of 427.27 feet to a POINT; THENCE North 81 degrees 24 minutes 03 seconds West for a distance of 340.98 feet to a POINT; THENCE North 08 degrees 35 minutes 37 seconds East for a distance of 8.47 feet to a POINT; THENCE North 81 degrees 24 minutes 27 seconds West for a distance of 21.45 feet to the True Point of Beginning, said tract being designated “Tract One — 10.929 acres” as shown on plat of ALTA/ACSM Land Title Survey prepared by Precision Planning, Inc. for Northridge Parkway, LLC, Dutch American Finance, LLC, Chicago Title Insurance Company and Paul J. A. van Hessen, bearing the seal and certification of Randall W. Dixon, Georgia Registered Land Surveyor No. 1678, dated February 9, 2012.

TRACT TWO:

All that tract of land in Land Lot 25 of the 17th District, Fulton County, Georgia, described as follows: Commence at a point at the intersection of the North right-of-way line of Northridge Parkway (right-of-way varies) with the West line of Land Lot 385 of the 18th District, Fulton County, Georgia, THENCE South 00 degrees 48 minutes 34 seconds East for a distance of 89.73 feet to a 1/2” rebar found on the south right-of-way line of said Northridge Parkway, said point being the True Point of Beginning; THENCE South 00 degrees 32 minutes 22 seconds West for a distance of 74.11 feet to a 1/2” rebar found; THENCE South 61 degrees 01 minute 34 seconds West for a distance of 43.27 feet to a pk nail found in a rock; THENCE North 88 degrees 01 minute 58 seconds West for a distance of 34.84 feet to a POINT; THENCE North 45 degrees 18 minutes 03 seconds West for a distance of 35.67 feet to a POINT; THENCE North 81 degrees 51 minutes 27 seconds West for a distance of 47.05 feet to a POINT; THENCE South 87 degrees 35 minutes 49 seconds West for a distance of 37.47 feet to a POINT; THENCE South 56 degrees 54 minutes 36 seconds West for a distance of 53.53 feet to a POINT; THENCE South 79 degrees 23 minutes 27 seconds West for a distance of 12.71 feet to a POINT; THENCE South 78 degrees 27 minutes 12 seconds West for a distance of 334.23 feet to a 1” open top pipe found; THENCE South 60 degrees 36 minutes 33 seconds West for a distance of 31.31 feet to a 1 1/2” crimp top pipe found; THENCE South 86 degrees 32 minutes 28 seconds West for a distance of 234.61 feet to a POINT; THENCE North 84 degrees 33 minutes 25 seconds West for a distance of 31.85 feet to a POINT; said point being along the Easterly right-of-way of Roswell Road (A.K.A. Georgia Highway #9; right-of-way varies), Running THENCE along said right-of-way line of Roswell Road, the following courses and distances: THENCE North 02 degrees 18 minutes 44 seconds West for a distance of 58.99 feet to a concrete monument found; THENCE North 72 degrees 43 minutes 10 seconds East for a distance of 51.86 feet to a concrete monument found; THENCE North 03 degrees 12 minutes 14 seconds West for a distance of 18.88 feet to a concrete monument found; THENCE North 72 degrees 21 minutes 59 seconds West for a distance of 53.37 feet to a concrete monument found; THENCE North 02 degrees 45 minutes 39 seconds West for a distance of 44.00 feet to a concrete monument found; THENCE North 84 degrees 20 minutes 00 seconds East 14.52 feet to a concrete monument found; THENCE North 02 degrees 37 minutes 47 seconds West for a distance of 13.12 feet to a concrete monument found, said point being at the intersection of the Easterly right-of-way of Roswell Road (right-of-way varies) and Southerly right-of-way of Northridge Parkway (right-of-way varies); THENCE along said right-of-way line of Northridge Parkway, the following courses and distances: THENCE along a curve to the right having a radius of 138.06 feet and an arc length of 67.05 feet, being subtended by a chord of North 85 degrees 46 minutes 26 seconds East for a distance of 66.39 feet to a POINT; THENCE South 79 degrees 46 minutes 41 seconds East for a distance of 279.89 feet to a POINT; THENCE along a curve to the left having a radius of 257.60 feet and an arc length of 120.56 feet, being subtended by a chord of North 86 degrees 48 minutes 52 seconds East for a distance of 119.46 feet to a POINT; THENCE North 73 degrees 24 minutes 25 seconds East for a distance of 202.55 feet to a POINT; THENCE along a curve to the right having a radius of 324.80 feet and an arc length of 142.81 feet, being subtended by a chord North 86 degrees 00 minutes 10 seconds East for a distance of 141.66 feet to a POINT; THENCE South 81 degrees 18 minutes 45 seconds East for a distance of 58.08 feet to a POINT; said point being the True Point of Beginning, said tract being designated “Tract Two — 2.036 acres” as shown on plat of ALTA/ACSM Land Title Survey prepared by Precision Planning, Inc. for Northridge Parkway, LLC, Dutch American Finance, LLC, Chicago Title Insurance Company and Paul J. A. van Hessen, bearing the seal and certification of Randall W. Dixon, Georgia Registered Land Surveyor No. 1678, dated February 9, 2012.

TOGETHER WITH, a non-exclusive right, title and interest in and to the easements appurtenant to the above described Tracts created pursuant to that certain:

(i)            Amended and Restated Declaration of Reciprocal Easements among MLH Income Realty Partnership III, a New York limited partnership, Northridge 400 Associates, a Georgia general partnership, NationsBank of Georgia, N.A., formerly known as The Citizens and Southern National Bank, and Roberts Properties Highland Park, L.P., a Georgia limited partnership, dated as of August 12, 1994, filed August 19, 1994, recorded in Deed Book 18640, page 98, Fulton County, Georgia records; as amended by that certain First Amendment to Amended and Restated Declaration of Reciprocal Easements between and among MLH Income Realty Partnership III, a New York limited partnership, Northridge 400 Associates, a Georgia general partnership, Roberts Properties Residential, L.P. and Roberts Properties, Inc., dated December X, 1995, filed December 21, 1995, recorded in Deed Book 20394, page 302, aforesaid records; as re-filed on February 5, 1996, re-recorded in Deed Book 20586, page 132, aforesaid records; as further amended by that certain Second Amendment to Amended and Restated Declaration of Reciprocal Easements between and among Roberts Properties Residential, L.P., a Georgia limited partnership, and Gateway Mosswood, Inc., dated August 6, 2003, filed August 7, 2003, recorded in Deed Book 35630, page 176, aforesaid records;

(ii)           Grant of Drainage Easement by and between Roberts Properties, Inc., a Georgia corporation, and Northridge Atlanta, Inc., a Delaware corporation, dated February 23, 2001, filed March 2, 2001, recorded in Deed Book 30028, page 362, aforesaid records (the “Drainage Easement”); and

(iii)          Declaration of Easements by Roberts Properties Residential, L.P., a Georgia limited partnership, dated June 28, 2001, filed June 29, 2001, recorded in Deed Book 30621, page 508, aforesaid records.